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                                  Exhibit 23.1

We consent to the incorporation by reference in the Company's Registration Statement on Form S-3 (No. 33-98338), the Company's Registration Statement on Form S-3 (No. 333-828), the Company's Registration Statement on Form S-3 (No. 333-4542), the Company's Registration Statement on Form S-3 (No. 333-4546), the Company's Registration Statement on Form S-3 (No. 333-8997), the Company's Registration Statement on Form S-3 (No. 333-17431), the Company's Registration Statement on Form S-8 (No. 333-4550), the Company's Registration Statement on Form S-8 (No. 333-4548), the Company's Registration Statement on Form S-8 (No. 333-14481), our reports (a) dated January 22, 1997 (Except for
Note 20, as to which the date is February 20, 1997) with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, and (b) dated January 20, 1995 with respect to the combined financial statements and schedule of the AIMCO Predecessors included in Apartment Investment and Management Company's Annual Report on Form 10-K for the period from January 1, 1994 through July 28, 1994.


ERNST & YOUNG LLP

Dallas, Texas
March 26, 1997